UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2020

Cole Office & Industrial REIT (CCIT II), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55436	46-2218486
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2398 East Camelback Road, 4th Floor, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01	Other Events.
On December 18, 2019, Cole Office & Industrial REIT (CCIT II), Inc. (the “Company”) filed a Current Report on Form 8-K attaching a copy of a letter (the “Letter”) from the Company to its stockholders in connection with the recommendation of the Company’s board of directors (the “Board”) that the Company’s stockholders reject an unsolicited mini-tender offer from CMG Income Fund II, LLC, CMG Liquidity Fund, LLC and CMG Partners, LLC (collectively, “CMG”) to purchase up to 150,000 shares of the Company’s Class A common stock at $6.03 per share. Following the Company’s announcement of the declaration of a special distribution of $1.03 per share, to be paid to the Company’s stockholders of record as of December 30, 2019 on or about January 15, 2020, CMG amended its offer to change its offer price from $6.03 per Class A share to $5.50 per Class A share, for a total of up to $825,000 in cash, upon the terms and subject to the conditions set forth in CMG’s offer to purchase (“CMG’s Revised Offer”).  The Company and its Board have reviewed CMG’s Revised Offer and the Board has reaffirmed its recommendation that shareholders reject CMG’s Revised Offer in accordance with the basis for such recommendation stated in the Letter.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 8, 2020	COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.
	By:	/s/ Nathan D. DeBacker
	Name:	Nathan D. DeBacker
	Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)

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